Exhibit C-197



                         ANNUAL PERFORMANCE AWARD (APA) PLAN
                              OF GPU INTERNATIONAL, INC.
                 (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 6, 1997)


          1.   Purpose

               The purpose of the Annual Performance Award Plan of GPU International, Inc. (the "Plan") is to attract and retain highly qualified Employees, to obtain from each the best possible performance, and to underscore the importance of teamwork in the achievement of annual strategic goals.

          2.   Definitions

               For the purpose of the Plan, the following terms shall have the following meanings:

               A.   Awards.  Annual Performance Awards made pursuant to the
                    Plan.

               B.   Base Salary. Salary as of 12/31/xx of the Performance
                    Period.

               C.   Board.  The Board of Directors of GPU International,
                    Inc.

               D. Change in Control. A "Change in Control" shall mean the occurrence of:

                         (1) An acquisition (other than directly from GPU) of any common stock of GPU ("Common Stock") or other voting securities of GPU entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange
                    Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of GPU's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) GPU or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by





                    GPU (for purposes of this definition, a "Subsidiary"),
                    (B) GPU or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                         (2) The individuals who, as of August 1, 1996, are members of the GPU Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the GPU Board of Directors; provided, however, that if the election, or nomination for election by GPU's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
                    Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                         (3)  The consummation of:

                              (A)  A merger, consolidation or
                    reorganization with or into GPU or in which securities of GPU are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into GPU or in which securities of GPU are issued where:

                                   (i)       the shareholders of GPU,
                    immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                   (ii)      the individuals who were
                    members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially

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                    owning a majority of the Voting Securities of the
                    Surviving Corporation, and

                                   (iii)     no Person other than (w) GPU,
                    (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by GPU or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of GPU, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                              (B) A complete liquidation or dissolution of GPU; or

                              (C)  The sale or other disposition of all or
                    substantially all of the assets of GPU to any Person (other than a transfer to a Subsidiary).

                         Notwithstanding the foregoing, a Change in Control
                    shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by GPU which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by GPU, and after such share acquisition by GPU, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.


               E.   Company.  GPU International, Inc.

               F. Employee. A regular, full-time employee of the Company, who is on the active salaried payroll of the Company at any time during the Performance Period for which an Award is made. At the discretion of the President, employees of the Company s affiliate companies, GPU Power, Inc. and GPU Electric, Inc. and their subsidiaries.


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               G.   GPU. GPU, Inc.

               H.   Performance Period.  The calendar year.

               I.   President.  The President of the Company.

          3.   Effective Date

               The effective date of the Plan is January 1, 1988, as amended January 1, 1996, August 1, 1996, November 1, 1996 and _________, 1997.

          4.   Eligibility for Awards

               A. The President shall be eligible to receive an Award for each Performance Period.

               B. The President shall determine the Employees (other than the President), if any, who are eligible to receive Awards for each Performance Period.

               C. The President may include, among Employees eligible to receive Awards for a Performance Period, Employees whose employment terminated (whether by reason of retirement, death, disability or other cause) during such Performance Period, subject to the concurrence of the Board.

          5.   Determination of Amounts of Awards

               A. Individual and Company Awards with respect to each Performance Period will be determined as set forth below.

               B.   Award amounts will be based on the following Tables:

                                       Table 1

                                Performance Weighting

                                                              Target
          Organization Level       Company   Individual     Percentage
                                                              Award

          President                  100%         0%           45%
          Exec. VP, Development VP    70%         30%          25%
          Controller, Other VPs,      50%         50%          20%
          Gen. Mgrs.
          Group Directors             50%         50%          15%
          Business Development        50%         50%          15%
          Managers
          Other Professionals         50%         50%          10%
          (Ops, Acctg, Admin)
          Clerical                    50%         50%          5%


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                                       Table 2


                    Company
               Performance Points       Award Percentage

                    <40                      0%
                    41 - 200                 x%
                                        (where x=Company Performance
                                        Points)
                    >200                     200%


                                       Table 3

            Employee
          Performance                                         Award
            Rating            Performance Definitions       Percentage

               0              Employee has made no              0%
                              contribution to the Company
               1-             Employee has made a minimal       0%
                              contribution to the Company
               1              Employee has made minimal        25%
                              contribution but is making
                              an effort to improve
               1+             Employee has made some           50%
                              contribution to the Company
                              but has fallen short of
                              expectations
               2-             Employee has met most job        75%
                              expectations but has fallen
                              short in some areas
               2              Employee has met job            100%
                              expectations
               2+             Employee has met all job        115%
                              expectations and has exceeded
                              expectations in some areas
               3-             Employee has met all job        130%
                              expectations and has exceeded
                              expectation in key performance
                              areas
               3              Employee has exceeded job       150%
                              expectations in most
                              performance areas
               3+             Employee has exceeded job       165%
                              expectations in most
                              performance areas and has
                              taken over significant additional
                              responsibility during the year
               4-             Employee has exceeded job       180%
                              expectations in all
                              performance areas including
                              new responsibilities assumed
                              during the year

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               4              Employee has exceeded job       200%
                              expectations in all performance
                              areas including new responsibilities
                              assumed during the year and made
                              significant contribution to a
                              special project

               C. The procedure to calculate an Employee's Award for a Performance Period shall be as follows:

                    (i) At, or as soon as practicable after, the end of the Performance Period, the Board will determine the Company's Performance Points for such period under Table 2. The Board shall base such determination on the extent to which the Company has achieved the performance goals that the Board has set for the Performance Period in question.

                    (ii) The Employee's Performance Rating under Table 3 for the Performance Period will be determined by his/her immediate supervisor, subject to the approval of the President and review by the Board.

                    (iii) Two separate calculations are made--the first relating to the Company's performance and the second relating to the Employee's performance:

                              (x)  Company's Performance

                                   The Employee's Base Salary for the
                                   Performance Period is multiplied by the
                                   applicable Award Percentage in Table 2
                                   corresponding to the Company's
                                   Performance Points under such Table. The result of this calculation is then multiplied by the Performance Weighting of the Company as indicated in Table 1.

                              (y)  Employee's Performance

                                   The Employee's Base Salary for the
                                   Performance Period is multiplied by the
                                   applicable Award Percentage in Table 3
                                   for such Employee for the Performance
                                   Period.  The result of this calculation
                                   is then multiplied by the Performance
                                   Weighting of the Individual in Table 1.

                    (iv) The amount of the Award for the Employee for the Performance Period shall be the sum of the amounts determined in (iii)(x) and
                              (iii)(y) above, multiplied by the applicable

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                              Target Percentage Award of the individual as
                              indicated in Table 1 rounded to the nearest hundred dollars.

               D. No Award shall be made for any Performance Period unless the Company is awarded at least 41 Company Performance Points by the Board under Table 2 for such period.

               E. Notwithstanding the foregoing or any other provision herein to the contrary, if a Change in Control occurs, then in respect of the Performance Period in which the Change in Control occurs (and in respect of the previous Performance Period if the Change in Control occurs prior to the time the Award, if any, for such Performance Period has been paid to the President), the following provisions shall apply with respect to the Award payable to the President for such period:

                    (i) The Company's Performance Points under Table 2 for such Performance Period shall be deemed to be 200;

                    (ii) The Target Percentage Award under Table 1 with regard to the President shall be increased by 20% for such Performance Period;

                    (iii) The President shall be entitled to receive an Award for such Performance Period without regard to any requirement hereunder for any person's approval or concurrence; and

                    (iv) In the event the President is terminated by the Company without "Cause" (as defined below) during the Performance Period in which a Change in Control occurs, the amount of the Award to be made to the President in respect of that Performance Period shall be the amount determined pursuant to Sections 5.D(i) through (iii) multiplied by a fraction, the numerator of which is the number of days that have elapsed since the end of the immediately preceding Performance Period through the date of termination and the denominator of which is 365.

                              A termination is for Cause if the President is convicted of a felony or where the President (1) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the President's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a

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                              written notice of demand for substantial
                              performance, signed by a duly authorized officer, has been delivered to the President specifying the manner in which he has failed substantially to perform, or (2) intentionally engaged in conduct which is demonstrably and materially injurious to the Company. No act, nor failure to act, on the President's part, shall be considered "intentional" unless he has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the President's action or failure to act was in the best interest of the Company.

          6.   Approval of Awards

               All Awards under the Plan for any Performance Period are subject to the approval of the Board, except that the President's Award shall be subject to the approval of the Chairman of the Board and subject to the concurrence of the GPU Board of Directors.

          7.   Form of Awards

               Awards under the Plan shall be paid in cash.

          8.   Payment of Awards

               Unless it has been deferred under a plan of deferred compensation maintained by the Company, an Award shall be paid as soon as practicable after the close of the Performance Period to which it relates, but in any event by no later than 60 days after the close of such period; provided, however, that if the President is entitled to a prorated Award pursuant to Section 5.D(iv), such prorated Award shall be paid within twenty (20) days after the President's date of termination.

          9.   Special Awards and Other Plans

               Nothing contained in the Plan shall prohibit the Company from granting special performance or recognition awards under such conditions, and in such form and manner, as it sees fit, or from establishing other incentive compensation plans providing for the payment of incentive compensation to Employees.

          10.  Amendment and Interpretation of the Plan

               A. The Board shall have the right to amend, modify, suspend or terminate the Plan at any time or from time to time; provided, however, that no amendment or termination of the Plan shall reduce or otherwise affect an Award already made hereunder without the

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                    consent of the Employee affected; provided further,
                    however, that Section 2.C, Section 5.D, Section 8,
                    Section 9.B and this Section 10 may not be amended or modified, and the Plan may not be suspended or terminated, (i) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control, (ii) within six (6) months prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or
                    (iii) following a Change in Control, if the amendment, modification, suspension or termination adversely affects the rights of the President under the Plan.

               B. The decision of the Board with respect to any questions arising in connection with the administration or interpretation of the Plan shall be final, conclusive and binding.

          11.  Miscellaneous

               A. All expenses and costs in connection with the operation of the Plan shall be borne by the Company.

               B. All Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes.

               C. The participation of any Employee in the Plan may be terminated at any time. No promise or representation, either express or implied, is made to any Employee with respect to continued employment, transfer or promotion because of his/her participation in the Plan, and the employment of an Employee participating in the Plan may be terminated at any time.

               D. Each Employee who becomes entitled to receive an Award from the Plan shall have the status of a general unsecured creditor of the Company. The Plan shall constitute a mere promise by the Company to make payments in the future of the Awards provided for herein. It is the intention of the Company that the arrangements reflected in this Plan be treated as unfunded for tax purposes and, if it should be determined that Title 1 of ERISA is applicable to such arrangements, for purposes of Title 1 of ERISA.

               E. An Employee's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Employee or the Employee's beneficiary.




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